SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019 (May 30, 2019)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCNB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2019, LCNB Corp.’s (“LCNB”) board of directors (the “Board of Directors”) announced that Steve P. Foster will retire as Chief Executive Officer of LCNB and its subsidiary, LCNB National Bank, effective June 30, 2019. Following his retirement, he will continue to serve on the Board of Directors of LCNB and LCNB National Bank.

On the same date, the Board of Directors appointed Eric J. Meilstrup, who is 51 years old, to the position of Chief Executive Officer of LCNB and LCNB National Bank effective June 30, 2019. Mr. Meilstrup, who was named President and appointed to the Board of Directors on October 1, 2018, will continue to serve in such capacities following this new appointment. Prior to October 1, 2018, Mr. Meilstrup served as Executive Vice President of LCNB and LCNB National Bank since 2003.

Mr. Meilstrup will receive a base salary consistent with LCNB’s current executive compensation practices and continue to receive benefits materially similar to those disclosed in LCNB’s Definitive Proxy Statement filed with the SEC on March 8, 2019.

There are no arrangements or understandings between Mr. Meilstrup and any other person pursuant to which he was selected to be an officer of LCNB, nor are there any transactions, or series of transactions, between Mr. Meilstrup and LCNB required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description

99.1	Press release issued by LCNB Corp. on May 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: May 30, 2019	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer